Exhibit 21.1

SALLY HOLDINGS LLC
LIST OF SUBSIDIARIES
as of July 2, 2007

Beauty Systems Group LLC (Delaware)
Armstrong McCall Holdings, Inc. (Texas)
Arnolds, Inc. (Arkansas)
Armstrong McCall Holdings, L.L.C. (Delaware)
Armstrong McCall Management, L.C. (Texas)
Armstrong McCall L.P. (Texas)
Innovations-Successful Salon Services (California)
Lady Lynn Enterprises, Inc. (Delaware)
Procare Laboratories, Inc. (Delaware)
Neka Salon Supply, Inc. (New Hampshire)
Salon Success International, LLC (Florida)
Sally Beauty Supply LLC (Delaware)
Diorama Services Company, LLC (Delaware)
Sally Capital Inc. (Delaware)
Sally Beauty Distribution LLC (Delaware)
Sally Beauty International Finance LLC (Delaware)
Sally Beauty Holding LLC (Delaware)
Beyond the Zone, Inc. (Delaware)
Silk Elements, Inc. (Delaware)
High Intensity Products, Inc. (Delaware)
Nail Life, Inc. (Delaware)
Sexy U Products, Inc. (Delaware)
For Perms Only, Inc. (Delaware)
Energy of Beauty, Inc. (Delaware)
Miracle Lane, Inc. (Delaware)
Tanwise, Inc. (Delaware)
Satin Strands, Inc. (Delaware)
Brentwood Beauty Laboratories International, Inc. (Texas)
Ion Professional Products, Inc. (Delaware)
New Image Professional Products, Inc. (Delaware)
Esthetician Services Inc. (Delaware)
Lome Beauty International, Inc. (Delaware)
Venetian Blends, Inc. (Delaware)
Modern Panache, Inc. (Delaware)
Land of Dreams, Inc. (Delaware)
Coloresse, Inc. (Delaware)
Design Lengths, Inc. (Delaware)
Power IQ, Inc. (Delaware)
Soren Enterprises, Inc. (Delaware)
Sally Beauty Distribution of Ohio, Inc. (Delaware)
Sally Beauty International, Inc. (Delaware)
Sally Beauty Canada Holdings Inc. (Delaware)
Sally Beauty (Canada) Corporation (Nova Scotia)
Beauty Systems Group (Canada), Inc. (New Brunswick)
D&G Haselock Limited (England)
Sally Beauty de Puerto Rico, Inc. (Puerto Rico)
Ogee Limited (England)
MHR Limited (England)

Teknique Haircare Limited (Scotland)
Sally Hair and Beauty Supplies Limited (England)
Shear Beauty Limited (England)
Fashion Services Limited (Northern Ireland)
Winthalt Limited (England)
Chaplton 21 Ltd (Scotland)
Salon Services (Hair and Beauty Supplies) Ltd (Scotland)
Salon Services (England) Ltd (Scotland)
Salon Services Franchising Ltd (Scotland)
Salon Services (Dublin) Ltd (Ireland)
Salon Services (Ireland) Ltd (Scotland)
Lefkeona SL (Spain)
Flo'mans Ltd (England)
Salon Services (Hair and Beauty Supplies) GmbH (Germany)
Sassi Hair and Beauty Ltd (Scotland)
Beauty Express Ltd (Scotland)
The Avec Corporation Ltd (England)
Davines (UK) Ltd (Scotland)
Leader International Ltd (England)
Sally Beauty Supply, B.V. (Netherlands)
Sally Hair and Beauty GmbH (Germany)
Sally Beauty Supply Japan, Inc. (Japan)
SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)
SBIFCO Company de Mexico, S.A. de C.V. (Mexico)
Sally UK Holdings Limited (England)
Three Six Five Group Ltd. (England)
Salon Success Limited (England)
Salon Success BV (Netherlands)
John Paul Mitchell Systems (UK) Ltd. (England)
Salon del Exito, S.L. (Spain)
Earnridge Limited (Ireland)
Sumdveldt Limited (Ireland)